Exhibits 99.1

Sunrise Real Estate Group, Inc. Announces Issuance of Shares Pursuant of the Share Purchase Agreement

SHANGHAI, China, November 27, 2014/Xinhua-PR Newswire/ — Sunrise Real Estate Group, Inc. (OTC.QB: SRRE; website: www.sunrise.sh) announces that effective on November 27, 2014 the registrant, Sunrise Real Estate Group, Inc. ("Sunrise"), closed the Share Purchase Agreement entered t on November 10, 2014 and issued 20 million shares to Ace for RMB 10,460,000 (US $1,700,000 equivalent) to Ace Develop Properties Limited ("Ace").

Forward Looking Statements

The common stock of Sunrise Real Estate Group, Inc. is quoted and traded on the OTC Bulletin Board under the trading symbol “SRRE”. This press release contains forward-looking information within the meaning of section 29A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forwarding-looking statements include statements concerning plans, objectives, goals, strategies, future events or performances and underlying assumption and other statements, which are other than statements of historical facts. Certain statements contained herein are forward-looking statements and, accordingly, involve risks and uncertainties, which could cause actual results, or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections are expressed in good faith and are believed by the Company to have a reasonable basis, including without limitations, management’s examination of historical operating trends, data contained in the Company’s records and other data available from third parties, but there can be no assurance that management’s expectations, beliefs or projections will result, or be achieved, or accomplished.

For more information, please contact:

Mi Yong Jun

Sunrise Real Estate Group, Inc.

Tel: +86-21-6167-2815

Email: ir@sunrise-sh.net

Web: http://www.sunrise.sh

SOURCE: Sunrise Real Estate Group, Inc